Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Susan Brady Corporate Communications 617.621.8304 sbrady@ironwoodpharma.com

IRONWOOD PHARMACEUTICALS PRICES PUBLIC OFFERING OF COMMON STOCK

CAMBRIDGE, Mass., February 9, 2012 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) (the “Company”) announced today the pricing of an underwritten public offering of 5,250,000 shares of its Class A common stock at a price of $15.09 per share to the public.  All of the shares are being offered by Ironwood. The gross proceeds to Ironwood from this offering are expected to be approximately $79.2 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Ironwood. The offering is expected to close on February 15, 2012, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering for general corporate purposes, including to further strengthen its balance sheet in advance of the potential market launch of linaclotide (if approved).

J.P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint active bookrunning managers and Morgan Stanley & Co. LLC is acting as passive bookrunning manager of the offering.  Ladenburg Thalmann & Co., Inc. is acting as a co-manager of the offering.  Ironwood has granted the underwriters a 30-day option to purchase up to an additional 15 percent of the amount of shares sold.  A preliminary prospectus supplement related to the offering has been filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from the offices of:  J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204) or from BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.

The securities described above are being offered by Ironwood pursuant to an automatically effective shelf registration statement that was previously filed with the SEC.  This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ: IRWD) is an entrepreneurial pharmaceutical company dedicated to the art and science of great drugmaking. Linaclotide, Ironwood’s GC-C agonist, is an investigational drug for the treatment of irritable bowel syndrome with constipation (IBS-C) and chronic constipation (CC). The efficacy portion of linaclotide’s development program has been completed and supports the recently submitted NDA for both indications, as well as the MAA submission in Europe for the IBS-C indication. Ironwood also has a growing pipeline of additional drug candidates in earlier stages of development. Ironwood is located in Cambridge, Mass.

Caution Regarding Forward-Looking Statements

This press release contains forward looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements relating to Ironwood’s expectations regarding the completion, timing and size of the proposed offering and use of proceeds.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to, those associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering.  Applicable risks also include those that are included in Ironwood’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011, in addition to the risk factors that are included from time to time in Ironwood’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings, including the prospectus supplement related to the proposed offering to be filed with the SEC.  Ironwood undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this press release. These forward-looking statements speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

SOURCE: Ironwood Pharmaceuticals, Inc.

Ironwood Pharmaceuticals, Inc.
Susan Brady, Corporate Communications

617.621.8304
sbrady@ironwoodpharma.com

# # #